As filed with the Securities and Exchange Commission on November 16, 2021

Registration No.

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

IPOWER INC.

(Exact name of registrant as specified in its charter)

Nevada	82-5144171
(State or jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

iPOWER INC.

2399 Bateman Avenue,

Duarte, CA 91010

(626) 863-7344

(Address, including zip code and telephone number,

including area code, of registrant’s principal executive offices)

AMENDED AND RESTATED IPOWER INC. 2020 EQUITY INCENTIVE PLAN

(Full title of plan)

Chenlong Tan

Chief Executive Officer

2399 Bateman Avenue,

Duarte, CA 91010

(626) 863-7344

(Name including zip code and telephone number,

including area code, of agent for service)

With copy to:

Megan J. Penick

Stephen A. Weiss

Michelman & Robinson, LLP

800 Third Avenue, 24th Floor

New York, New York 10022

(212) 730-7700

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	[_]	Accelerated filer	[_]
Non-accelerated filer	[X]	Smaller reporting company	[X]
		Emerging growth company	[X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided to Section 7(a)(2)(B) of the Securities Act. [_]

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered(1)		Proposed maximum offering price per share(2)	Proposed maximum aggregate offering price(2)	Amount of registration fee(3)
Common stock, $0.001 par value	5,000,000	(3)	$3.39	$16,950,000	$1,571.27
Total				$16,950,000	$1,571.27

(1)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement covers securities that may from time to time be offered or issued in respect of this securities registered under this registration statement as a result of any stock dividend, stock split, recapitalization or other similar transaction.

(2)	Paid herewith. Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and Rule 457(h) under the Securities Act based upon the average of the high and low prices of our common stock, par value $0.001 per share (the “Common Stock”) of iPower Inc. (the “Company”) on the Nasdaq Capital Markets on November 12, 2021.

(3)

Represents 5,000,000 shares of Common Stock reserved for issuance under the Amended and Restated iPower Inc. 2020 Equity Incentive Plan (the “Plan”). Any shares of Common Stock covered by an award under the Plan (or any portion of an award) that terminates, expires or lapses for any reason will be deemed not to have been issued for purposes of determining the maximum aggregate number of shares of Common Stock that may be issued under the Plan.

EXPLANATORY NOTE

This registration statement on Form S-8, which registers 5,000,000 shares of Common Stock of iPower Inc., includes a reoffer prospectus prepared in accordance with Part I of Form S-3 under the Securities Act. The reoffer prospectus may be used by selling shareholders, including certain unnamed non-affiliates, for reoffers and resales of our Common Stock acquired pursuant to our Equity Incentive Plan.

PART I

INFORMATION REQUIRED IN THE 10(A) PROSPECTUS

Item 1. Plan Information.*

Item 2. Registrant Information and Employee annual Plan Information.*

*All information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act and the Note to Part I of Form S-8. The documents containing information specified in this Part I will be separately provided to the participants covered by the Plan, as specified by Rule 428(b)(1) under the Securities Act.

REOFFER PROSPECTUS

5,000,000 SHARES OF COMMON STOCK

iPOWER INC.

This prospectus relates to the reoffer and resale from time to time of up to 5,000,000 shares of common stock, par value $0.001 per share (“Common Stock”), of iPower Inc., a Nevada corporation (the “Company,” “we,” “our” or “us”), by certain selling shareholders named herein as well as certain unnamed non-affiliates.

The selling shareholders may offer and sell the shares of Common Stock described in this prospectus in a number of different ways and at varying prices. The selling shareholders may sell any, all or none of such shares and we do not know when or in what amount the selling shareholders may sell such shares. The inclusion of such shares in this prospectus does not necessarily represent a present intention by the selling shareholders to sell any or all such shares. We will not receive any of the proceeds from the offering or sale of such shares by the selling shareholders.

Our Common Stock is traded on the Nasdaq Capital Market under the symbol “IPW.” On November 12, 2021 the closing price for our Common Stock as reported by the Nasdaq Capital Market was $3.39.

Investing in our Common Stock involves a high degree of risk. See “Risk Factors” beginning on page I-5 for a discussion of information that should be considered in connection with an investment in our Common Stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is November 16, 2021.

This prospectus is part of a registration statement we filed with the Securities and Exchange Commission. You should rely only on the information provided or incorporated by reference in this prospectus or any related supplement. We have not authorized anyone else to provide you with different information. The selling shareholders will not make an offer to sell these securities in any jurisdiction where an offer or sale is not permitted. You should assume that the information appearing in this prospectus is accurate as of the date on the front cover of this prospectus only, regardless of the time of delivery of this prospectus or of any sale of our Common Stock. Our business, financial condition, results of operations and prospects may have changed since that date.

i

PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere or incorporated by reference in this prospectus. This summary may not contain all the information that you should consider before determining whether to invest in our securities. You should read this entire prospectus carefully, including the information included in the “Risk Factors” section, as well as our consolidated financial statements, notes to the consolidated financial statements and the other information incorporated by reference into this prospectus, before making an investment decision.

Overview

iPower Inc. is an online hydroponic equipment supplier based in the United States. Through the operations of our e-commerce platform, www.Zenhydro.com, and our combined 72,000 square foot fulfillment centers in Los Angeles, California, as well as our soon to be opened 99,000 square foot center in Rancho Cucamonga, California, we believe we are one of the leading marketers, distributors and retailers of grow-light systems, ventilation systems, activated carbon filters, nutrients, growing media, hydroponic water-resistant grow tents, trimming machines, pumps and accessories for hydroponic gardening, based on management’s estimates. We have a diverse customer base that includes commercial users and individuals. Our core strategy continues to focus on expanding our geographic reach across the United States through organic growth, both in terms of expanding customer base as well as brand and product development.

We are actively developing and acquiring our in-house branded products, which to date include the iPower and Simple Deluxe brands and consist of more than 4,000 SKUs of products such as grow-light systems, ventilation systems, activated carbon filters, nutrients, growing media, hydroponic water-resistant grow tents, trimming machines, pumps and many more hydroponic-related items; some of which have been designated as Amazon best seller product leaders, among others. For the fiscal year 2021, our top five product segments consisted of ventilation systems (24% of total sales), nutrients (14% of sales), air filtration devices (8% of sales), grow light systems (7% of sales) and gardening equipment (4% of sales). While we will continue focusing on our top products, we are working to expand its product line to include nutrients.

Our Vendor Sources

We currently work with more than 100 suppliers. Our key suppliers include manufacturers and distributors based in the United States and China, with no single supplier constituting more than 23.0% of our total supply costs. Our key suppliers supply and produce more than 28,000 SKUs that include both our in-house branded products and third-party products.

Our Customer Base

We have a diverse customer base, ranging from green-thumbed individuals engaging in horticulture as a leisurely pastime to commercial users. We cater primarily to home cultivators that grow specialty crops. However, we believe that both types of growers choose to source their hydroponic gardening supplies from us because we understand their specific needs and employ customer support with the requisite expertise to serve expert growers and cultivators by helping them reduce any potential challenges they may encounter in utilizing hydroponic products to grow their crops. Based on a review of our customer profile, we believe that we are well positioned to benefit from the growth in the overall hydroponic market. In addition, while we will continue to sell to certain customers on a wholesale basis, we believe that the highly fragmented hydroponics retail market presents us with a significant opportunity to take advantage of our online retailing model and expand our online footprint.

Distribution Facilities

We currently operate two Los Angeles-based fulfillment centers. We have built a supply chain with recognized commercial carriers that deliver directly to customers across North America.

I-1

Our Strategic & Competitive Advantages

We believe that we have a number of strategic advantages that will enable us to maintain and expand our position as one of the leading online retailers and suppliers of hydroponic products which include the following:

•	Comprehensive product offering at competitive prices. We currently offer more than 28,000 SKUs, which represent the best and most popular products used in the hydroponics industry. We have developed proprietary pricing tools and formulas, which have been refined through management’s 10-year data collection period.
•	Data and technology driven culture. Founded by two software engineers, our management has approached ecommerce with a data first mindset, utilizing in-house technology throughout the business to streamline operations, enhance product development and spark innovation.
•	Experienced ecommerce capabilities. We sell direct-to-consumer through online partners such as Amazon, Walmart and eBay, as well as through our own website, zenhydro.com, where we aim to offer a “best-in-class” shopping experience and superior technical support. Further, using our proprietary algorithms, we are able to monitor sales and keyword volumes for top listed products, which allows us to identify and test new opportunities to meet specific sales volume and margin requirements.
•	Extensive backend capabilities. Our in-house customized order processing system has achieved high efficiency and a low error rate, integrating multiple channels of online selling platform allowing customers to get what they need regardless of where they may reside 24/7.
•	Sophisticated Fulfillment Centers. We utilize our own fulfillment centers located on the west coast. We have the capacity within our fulfillment operations to address significant increases in volume. Through sophisticated inventory planning processes, our software verifies mature SKUs that are in-stock, including measuring product order size, manufacturer’s reserve requirements and product stocking, allowing us to anticipate SKU ordering in advance and create a more predictable cash flow.
•	Diversified and growing customer base. We sell to both commercial and home cultivators and residential gardeners and hobbyists constitute a significant portion of our customer base.
•	Extensive in-house brands. We believe that our in-house branded products, including our iPower and Simple Deluxe brands, are among the leading online hydroponic brands, as evidenced by our Amazon ratings and sales. In-house branded products were greater than 70% of our sales in fiscal year 2021.
•	Strong supplier relationships. Our management has worked with our key suppliers over many years, and continue to build and maintain a diversified supplier network.
•	Strong customer reviews and product satisfaction. We have received multiple listings with positive reviews and high sales volume on both our own platform, www.zenhydro.com, as well as through third-party platforms such as Amazon.com, where we are a top hydroponic retailer.

Our Growth Strategy

We believe that we are well positioned to drive growth and profitability over the long term by executing on the following strategies:

•	Continue to grow from the existing customer base and channels. We seek to expand our share of our customers’ wallets by broadening the selection of products that we offer as well as improving customer engagement through improving our sales platform, Zenhydro.com, and improving our product offering. In addition, we will seek to sell our products through additional stores, such as Home Depot, Lowe’s, Wayfair and Overstock.
•	Expand our in-house branded products. We plan to expand our in-house brands by adding more product lines and improving existing product lines.
•	Acquire new customers. We believe that we have a significant opportunity to continue to add new customers due to the ongoing secular shift from in-store to online shopping and our relatively low unaided brand awareness in the marketplace. We intend to increase brand awareness and reach new customers through advertising, other marketing efforts and this offering. We expect to continue to invest in advertising and marketing to acquire new customers from existing and new channels.
•	Enhance our data and technological capabilities. We are working to bolster our customer analytics and product development capabilities in order to improve the Company’s already strong market position. Through our use of algorithms to monitor sales and keyword volumes for top product listings, we can identify, test and develop new opportunities to meet specific sales volume and margin requirements, as well as plan and manage inventory, pricing and operational support.
•	Expand into adjacent categories. With our current operation capacity, ecommerce model and supplier network, we have the ability to expand into adjacent categories that have great potential. Examples of such categories are vertical farming and inhouse horticulture equipment and supplies.
•	Increase our inventory through bulk purchasing. With enhanced cash resources, we will be able to expand our inventory through bulk purchasing and increase the number of SKUs that we stock in our own fulfillment centers.
•	Geographic Expansion. We believe that our sales throughout the U.S., as well as our entry into other grow friendly markets like Europe and further expanding in Canada will accelerate our growth and further diversify our customer base.

I-2

Trends and Expectations

COVID-19 Outbreak

We are continuing to closely monitor the impact of the COVID-19 outbreak on our business, results of operations and financial results. The situation surrounding the COVID-19 outbreak remains fluid and the full extent of the positive or negative impact of the COVID-19 outbreak on our business will depend on certain developments including the length of time that the outbreak continues, the impact on consumer activity and behaviors and the effect on our customers, employees, suppliers, and stockholders, all of which are uncertain and cannot be predicted. Our focus remains on promoting the health, safety and financial security of our employees and serving our customers. As a result, we have taken a number of precautionary measures, including implementing social distancing and enhanced cleaning measures in our facilities, suspending all non-essential travel, transitioning certain of our employees to working-from-home arrangements, reimbursing certain employee technology purchases, providing emergency paid time off and targeted hourly pay increases and developing no contact delivery methods.

In an effort to contain or slow the COVID-19 outbreak, authorities across the world have implemented various measures, some of which have been subsequently rescinded or modified, including travel bans, stay-at-home orders and shutdowns of certain businesses. We anticipate that these actions and the global health crisis caused by the COVID-19 outbreak, including any resurgences, will continue to negatively impact global economic activity. While the COVID-19 outbreak has not had a material adverse impact on our operations to date and we believe the long-term opportunity that we see for shopping online remains unchanged, it is difficult to predict all of the positive or negative impacts the COVID-19 outbreak will have on our business.

In the short term, we have continued to see increased sales and order activity in the market since the COVID-19 outbreak. In order to keep up with the increased orders, we have hired and are continuing to hire additional personnel. However, much is unknown and accordingly the situation remains dynamic and subject to rapid and possibly material change. We will continue to actively monitor the situation and may take further actions that alter our business operations as may be required by federal, state, local or foreign authorities, or that we determine are in the best interests of our customers, employees, suppliers, stockholders and communities.

Regulatory Environment

We sell hydroponic gardening products to end users that may use such products in new and emerging industries or segments, including the growing of cannabis. The demand for hydroponic gardening products depends on the uncertain growth of these industries or segments due to varying, inconsistent, and rapidly changing laws, regulations, administrative practices, enforcement approaches, judicial interpretations, and consumer perceptions. For example, certain countries and a total of 44 U.S. states plus the District of Columbia have adopted frameworks that authorize, regulate and tax the cultivation, processing, sale and use of cannabis for medicinal and/or non-medicinal use, including legalization of hemp and CBD, while the U.S. Controlled Substances Act and the laws of U.S. states prohibit growing cannabis. Demand for our products could be impacted by changes in the regulatory environment with respect to such industries and segments.

Please see our Annual report on Form 10-K for the year ended June 30, 2021 as filed with the SEC on September 28, 2021, our Quarterly Report on Form 10-Q for the quarter ended March 31, 2021 as filed with the SEC on June 25, 2021, as well as our subsequent filings with the SEC for additional information about our business, operations and financial condition.

Corporate Information

Our common stock, par value $0.001 per share, is traded on the Nasdaq Capital Market under the symbol “IPW.” We are a Nevada corporation. Our principal executive/administrative offices are located at 2399 Bateman Avenue, Duarte, CA 91010, and our telephone number is (626) 863-7344. Our website address is https://www.zenhydro.com. Information on or accessed through our website is not incorporated into this prospectus and is not a part of this prospectus.

I-3

The Offering

Outstanding Common Stock	26,493,181 shares of our common stock are outstanding as of November 15, 2021.

Common Stock Offered	Up to 5,000,000 shares of Common Stock for sale by the selling shareholders (which include our executive officers and directors), as well as certain unnamed selling shareholders, for their own account pursuant to the Equity Incentive Plan.

Selling Stockholders	The selling shareholders named herein are set forth in the section entitled “Selling Shareholders” of this reoffer prospectus on page I-5.

Proceeds	We will not receive any proceeds from the sale of our Common Stock by the selling shareholders. We would, however, receive proceeds upon the exercise of the stock options by those who receive options under the Plans and exercise such options for cash. Any cash proceeds will be used by us for general corporate purposes.

Risk Factors	The securities offered hereby involve a high degree of risk. See “Risk Factors” in our annual report on Form 10-K for the period ended June 30, 2021, filed with the SEC on September 28, 2021.

Nasdaq Capital Market Symbol	IPW

I-4

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

The information included or incorporated by reference in this prospectus contains “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) regarding Novation Companies, Inc. and its business. Forward-looking statements are those that predict or describe future events, do not relate solely to historical matters and include statements regarding management’s beliefs, estimates, projections, and assumptions with respect to, among other things, our future operations, business plans and strategies, as well as industry and market conditions, all of which are subject to change at any time without notice. Words such as “believe,” “expect,” “anticipate,” “promise,” “plan,” and other expressions or words of similar meanings, as well as future or conditional auxiliary verbs such as “would,” “should,” “could,” or “may” are generally intended to identify forward-looking statements. Risks, uncertainties, contingencies, and developments, including those discussed in “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s periodic reports and those identified in “Risk Factors”, could cause our future operating results to differ materially from those set forth in any forward-looking statement. Given these uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements. We disclaim any obligation to update any such factors or to publicly announce the results of any revisions to any of the forward-looking statements contained herein to reflect future results, events or developments.

RISK FACTORS

Investing in our Common Stock involves a high degree of risk. Investors should carefully consider all of the information set forth in this Prospectus, and the risk factors set forth in the Company’s Annual Report on Form 10-K for the period ended June 30, 2021, filed with the SEC on September 28, 2021, as well as the Company’s subsequent filings with the SEC, before deciding to invest in our Common Stock. Such risks disclosed therein are not exhaustive, and additional risks and uncertainties that we are unaware of may become important factors that affect us. If any of these risks actually occur, our business, financial condition or operating results may suffer, the trading price of our Common Stock could decline, and you may lose all or part of your investment.

USE OF PROCEEDS

The shares of Common Stock offered hereby are being registered for the account of the selling shareholders identified in this prospectus. See “Selling Shareholders.” All net proceeds from the sale of the Common Stock will go to the shareholders who offer and sell their shares. We will not receive any part of the proceeds from such sales of Common Stock. We will, however, receive proceeds from the exercise by the Selling Shareholders of options to purchase Common Stock, which proceeds will be applied to general working capital purposes.

I-5

SELLING SHAREHOLDERS

This prospectus relates to the reoffer and resale from time to time of up to 5,000,000 shares of Common Stock issued to the selling shareholders, or underlying equity awards issued to the selling shareholders, under our Equity Incentive Plan. The selling shareholders may sell any, all or none of such shares and we do not know when or in what amount the selling shareholders may sell such shares. The inclusion of such shares in the table below does not necessarily represent a present intention by the selling shareholders to sell any or all such shares. However, for the purposes of the table below, we have assumed that, after the completion of this offering, all Common Stock covered by this prospectus has been sold.

The following table sets forth (i) the number of shares of Common Stock beneficially owned by each selling shareholder as of November 15, 2021, (ii) the number of shares to be offered for resale by each selling shareholder and (iii) the number and percentage of shares of Common Stock that each selling shareholder will beneficially own after completion of the offering, assuming that all shares of Common Stock that may be offered for resale are sold and no other shares of Common Stock beneficially owned by the selling shareholders also are sold.

Unless otherwise indicated, the address for each of the selling shareholders named below is c/o iPower Inc., 2399 Bateman Avenue, Duarte, CA 91010.

Name of Selling Shareholder	Number of Shares Owned	Number of Shares to be Offered for the Account of the Selling Stockholder (1) (2)	Number of Shares Owned After the Offering	% Owned After the Offering
Kevin Vassily (3)	12,000	12,000	–	*
Bennet Tchaikovsky (4)	6,000	6,000	–	*
Danilo Cacciamatta (5)	26,000	6,000	20,000	*
Kevin Liles (6)	6,000	6,000	–	*

**	calculated based on 26,493,181 shares of Common Stock outstanding as of November 15, 2021.

*	denotes less than 1%

(1)	These are designated as “control securities” as such term is defined in General Instruction C to Form S-8.

(2)	Represents vested and unvested options, warrants or restricted stock units (“RSUs”).

(3)	Kevin Vassily is our Chief Financial Officer. His shareholdings consist of 12,000 RSUs, which vest in two equal installments commencing on May 14, 2021 and finishing on Dec 31, 2021 and automatically convert into Common Stock upon vesting.

(4)	Bennet Tchaikovsky is a Director on our Board of Directors and chair of the Audit Committee. His shareholdings consist of 6,000 RSUs which vest in substantially equal installments over one year commencing on May 14, 2021 and automatically convert into shares of Common Stock upon vesting.

(5)	Danilo Cacciamatta is a Director on our Board of Directors and chair of the Compensation Committee. His shareholdings consist of 20,000 shares of Common Stock and 6,000 RSUs which vest in substantially equal installments over one year commencing on May 14, 2021 and automatically convert into shares of Common Stock upon vesting.

(6)	Kevin Liles is a Director on our Board of Directors and is the chair of the Nominating and Corporate Governance Committee. His shareholdings consist of 6,000 RSUs which in substantially equal installments over one year commencing on May 14, 2021 and automatically convert into shares of Common Stock upon vesting.

I-6

PLAN OF DISTRIBUTION

In this section of the reoffer prospectus, the term “selling shareholder” means and includes:

●	the persons identified in the table above as the selling shareholders; and

●	any of the donees, pledgees, distributees, transferees or other successors in interest of those persons referenced above who may: (a) receive any of the shares of our common stock offered hereby after the date of this reoffer prospectus and (b) offer or sell those shares hereunder.

The shares of our common stock offered by this reoffer prospectus may be sold from time to time directly by the selling shareholders. Alternatively, the selling shareholders may from time to time offer such shares through underwriters, brokers, dealers, agents or other intermediaries. The selling shareholders as of the date of this reoffer prospectus have advised us that there were no underwriting or distribution arrangements entered into with respect to the common stock offered hereby. The distribution of the common stock by the selling shareholders may be effected: in one or more transactions that may take place on the Nasdaq Capital Market (including one or more block transaction) through customary brokerage channels, either through brokers acting as agents for the selling shareholders, or through market makers, dealers or underwriters acting as principals who may resell these shares on the Nasdaq Capital Market; in privately-negotiated sales; by a combination of such methods; or by other means. These transactions may be effected at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at other negotiated prices. Usual and customary or specifically negotiated brokerage fees or commissions may be paid by the selling stockholders in connection with sales of our common stock.

The selling shareholders may enter into hedging transactions with broker-dealers in connection with distributions of the shares or otherwise. In such transactions, broker-dealers may engage in short sales of the shares of our common stock in the course of hedging the positions they assume with the selling shareholders. The selling shareholders also may sell shares short and redeliver the shares to close out such short positions. The selling shareholders may enter into option or other transactions with broker-dealers which require the delivery to the broker-dealer of shares of our common stock. The broker-dealer may then resell or otherwise transfer such shares of common stock pursuant to this reoffer prospectus.

The selling shareholders also may lend or pledge shares of our common stock to a broker-dealer. The broker-dealer may sell the shares of common stock so lent, or upon a default the broker-dealer may sell the pledged shares of common stock pursuant to this reoffer prospectus. Any securities covered by this reoffer prospectus which qualify for sale pursuant to Rule 144 may be sold under Rule 144 rather than pursuant to this reoffer prospectus.

The selling shareholders have advised us that they have not entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of their securities. There is no underwriter or coordinating broker acting in connection with the proposed sale of shares of common stock of the selling shareholders.

Although the shares of common stock covered by this reoffer prospectus are not currently being underwritten, the selling shareholders or their underwriters, brokers, dealers or other agents or other intermediaries, if any, that may participate with the selling security holders in any offering or distribution of common stock may be deemed “underwriters” within the meaning of the Act and any profits realized or commissions received by them may be deemed underwriting compensation thereunder.

Under applicable rules and regulations under the Exchange Act, any person engaged in a distribution of shares of the common stock offered hereby may not simultaneously engage in market making activities with respect to the common stock for a period of up to five days preceding such distribution. The selling shareholders will be subject to the applicable provisions of the Exchange Act and the rules and regulations promulgated thereunder, including without limitation Regulation M, which provisions may limit the timing of purchases and sales by the selling shareholders.

In order to comply with certain state securities or blue sky laws and regulations, if applicable, the common stock offered hereby will be sold in such jurisdictions only through registered or licensed brokers or dealers. In certain states, the common stock may not be sold unless they are registered or qualified for sale in such state, or unless an exemption from registration or qualification is available and is obtained.

I-7

We will bear all costs, expenses and fees in connection with the registration of the common stock offered hereby. However, the selling shareholders will bear any brokerage or underwriting commissions and similar selling expenses, if any, attributable to the sale of the shares of common stock offered pursuant to this reoffer prospectus. We have agreed to indemnify certain of the selling security holders against certain liabilities, including liabilities under the Act, or to contribute to payments to which any of those security holders may be required to make in respect thereof.

There can be no assurance that the selling shareholders will sell any or all of the securities offered by them hereby.

Transfer Agent and Registrar

The Transfer Agent and Registrar for shares of our common stock and preferred stock is VStock Transfer, LLC, Woodmere, New York. Our Transfer Agent and Registrar’s telephone number is (212) 828-8436.

LEGAL MATTERS

The validity of the securities offered hereby has been passed upon for us by Michelman & Robinson, LLP, New York, New York and Los Angeles, California.

EXPERTS

The consolidated financial statements as of and for the years ended June 30, 2021 and June 30, 2020 incorporated by reference in this prospectus constituting a part of the Registration Statement on Form S-8 have been so incorporated in reliance on the report of UHY LLP, an independent registered public accounting firm which prepared the report for the years ended June 30, 2021 and June 30, 2020, which is also incorporated by reference, given on the authority of said firm as an expert in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

You may read and copy the registration statement of which this prospectus is a part at the SEC’s Public Reference Room, which is located at 100 F Street, N.E., Washington, D.C. 20549. You can request copies of the registration statement by writing to the SEC and paying a fee for the copying cost. Please call the SEC at 1-800-SEC-0330 for more information about the operation of the SEC’s Public Reference Room. In addition, the SEC maintains an Internet web site, which is located at www.sec.gov, which contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC. You may access the registration statement of which this prospectus is a part at the SEC’s Internet web site. We are subject to the information reporting requirements of the Securities Exchange Act of 1934, and we will file reports, proxy statements and other information with the SEC.

DISCLOSURE OF COMMISSION POSITION ON

INDEMNIFICATION FOR SECURITIES LAW VIOLATIONS

We are a Nevada corporation and, accordingly, we are subject to the corporate laws under the Nevada Revised Statutes. Article 9 of our Amended and Restated Articles of Incorporation, Article 8 of our by-laws and the Nevada Revised Business Statutes, contain indemnification provisions.

I-8

Our Amended and Restated Articles of Incorporation provides that we will indemnify, in accordance with our by-laws and to the fullest extent permitted by the Nevada Revised Statutes or any other applicable laws, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, including an action by or in the right of the corporation, by reason of such person acting as a director or officer of the corporation or any of its subsidiaries against any liability or expense actually and reasonably incurred by such person. We will be required to indemnify an officer or director in connection with an action, suit or proceedings initiated by such person only if (i) such action, suit or proceeding was authorized by the Board and (ii) the indemnification does no relate to any liability arising under Section 16(b) of the Exchange Act, as amended, or rules or regulations promulgated thereunder. Such indemnification is not exclusive of any other right to indemnification provided by law or otherwise. Indemnification shall include payment by us of expenses in defending an action or proceeding in advance of final disposition of such action or proceeding upon receipt of an undertaking by the person indemnified to repay such payment if it’s ultimately determined that such person is not entitled to indemnification.

We have entered into indemnification agreements with each of our directors and officers. These indemnification agreements require us, among other things, to indemnify our directors and officers for some expenses, including attorneys’ fees, judgments, fines and settlement amounts incurred by a director or officer in any action or proceeding arising out of his or her service as one of our directors or officers, or any of our subsidiaries or any other company or enterprise to which the person provides services at our request.

We maintain a general liability insurance policy that covers certain liabilities of directors and officers of our corporation arising out of claims based on acts or omissions in their capacities as directors or officers.

In any underwriting agreement we enter into in connection with the sale of common stock being registered hereby, the underwriters will agree to indemnify, under certain conditions, us, our directors, our officers and persons who control us within the meaning of the Securities Act of 1933, as amended, or the Securities Act, against certain liabilities.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The following documents previously filed by us with the Securities and Exchange Commission (the “Commission”) are hereby incorporated by reference into this reoffer prospectus and made a part hereof:

(a)

The Company’s Prospectus dated May 11, 2021, filed with the Commission on May 13, 2021 pursuant to Rule 424(b) under the Securities Act, relating to the Registration Statement on Form S-1, as amended (File Nos. 333-252629 and 333-256026), which contains the Registrant’s audited financial statements for the latest fiscal year for which such statements have been filed;

(b)	Our Annual Report on Form 10-K for the period ended June 30, 2021, as filed with the SEC on September 28, 2021, and our Quarterly Report on Form 10-Q for the period ended March 31, 2021, as filed with the SEC on June 25, 2021;

(c)	Our Current Report on Form 8-K (other than information furnished rather than filed) as filed with the SEC on August 2, 2021; and

(d)	The description of our common stock contained in the Registration Statement on Form 8-A12B, filed with the SEC on May 5, 2021, including any amendments or reports filed for the purpose of updating such description.

All future documents filed by us with the SEC pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act (other than portions of these documents that are deemed to have been furnished and not filed in accordance with SEC rules, including current reports on Form 8-K furnished under Item 2.02 and Item 7.01 and any exhibits related thereto furnished under Item 9.01, unless such Form 8-K expressly provides to the contrary) after the date of the initial filing of the registration statement and prior to effectiveness of the registration statement and after the date of this prospectus and prior to termination of the offering under this prospectus shall be deemed to be incorporated in this prospectus by reference and to be a part hereof from the date of filing of such documents.

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You should rely only on the information contained in this document. We have not authorized anyone to provide you with information that is different. This document may only be used where it is legal to sell these securities. This information in this document may only e accurate as of the date of this document.

Additional risks and uncertainties not presently known or that are deemed immaterial may also impair our business operations. The risks and uncertainties described int his document and other risks and uncertainties which we may face int eh future will have a greater impact on these who purchase our Class A common stock. These purchasers will purchase our common stock at the market price or at a privately negotiated price and will run the risk of losing their entire investment.

5,000,000 shares of

Common Stock

November 15, 2021

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents previously filed by us with the Securities and Exchange Commission (the “Commission”) are hereby incorporated by reference into this reoffer prospectus and made a part hereof:

(a)

The Company’s Prospectus dated May 11, 2021, filed with the Commission on May 13, 2021 pursuant to Rule 424(b) under the Securities Act, relating to the Registration Statement on Form S-1, as amended (File Nos. 333-252629 and 333-256026), which contains the Registrant’s audited financial statements for the latest fiscal year for which such statements have been filed;

(b)	Our Annual report on Form 10-K for the year ended June 30, 2021, as filed with the SEC on September 28, 2021, and our Quarterly Report on Form 10-Q for the period ended March 31, 2021, as filed with the SEC on June 25, 2021;

(c)	Our Current Report on Form 8-K (other than information furnished rather than filed) as filed with the SEC on August 2, 2021; and

(d)	The description of our Class A common stock contained in the Registration Statement on Form 8-A12B, filed with the SEC on May 5, 2021, including any amendments or reports filed for the purpose of updating such description.

All future documents filed by us with the SEC pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act (other than portions of these documents that are deemed to have been furnished and not filed in accordance with SEC rules, including current reports on Form 8-K furnished under Item 2.02 and Item 7.01 and any exhibits related thereto furnished under Item 9.01, unless such Form 8-K expressly provides to the contrary) after the date of the initial filing of the registration statement and prior to effectiveness of the registration statement and after the date of this prospectus and prior to termination of the offering under this prospectus shall be deemed to be incorporated in this prospectus by reference and to be a part hereof from the date of filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus will be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated by reference in this prospectus modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

Not applicable.

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Item 6. Indemnification of Directors and Officers.

The Registrant is a Nevada corporation and, accordingly, is subject to the corporate laws under the Nevada Revised Statutes. Article 9 of the Registrant’s Amended and Restated Articles of Incorporation, Article 8 of the Registrant’s by-laws and the Nevada Revised Business Statutes each contain indemnification provisions.

The Registrant’s Amended and Restated Articles of Incorporation provide that the Registrant will indemnify, in accordance with its by-laws and to the fullest extent permitted by the Nevada Revised Statutes or any other applicable laws, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, including an action by or in the right of the corporation, by reason of such person acting as a director or officer of the corporation or any of its subsidiaries against any liability or expense actually and reasonably incurred by such person. As such, the Registrant will be required to indemnify an officer or director in connection with an action, suit or proceedings initiated by such person only if (i) such action, suit or proceeding was authorized by the Registrant’s board of directors and (ii) the indemnification does no relate to any liability arising under Section 16(b) of the Exchange Act, as amended, or rules or regulations promulgated thereunder. Such indemnification is not exclusive of any other right to indemnification provided by law or otherwise. Indemnification shall include payment by us of expenses in defending an action or proceeding in advance of final disposition of such action or proceeding upon receipt of an undertaking by the person indemnified to repay such payment if it’s ultimately determined that such person is not entitled to indemnification.

The Registrant has entered into indemnification agreements with each of its directors and officers. These indemnification agreements require the Registrant, among other things, to indemnify its directors and officers for some expenses, including attorneys’ fees, judgments, fines and settlement amounts incurred by a director or officer in any action or proceeding arising out of his or her service as a director or officer of the Registrant, or any of its subsidiaries or any other company or enterprise to which the person provides services at our request.

The Registrant maintains a general liability insurance policy that covers certain liabilities of directors and officers arising out of claims based on acts or omissions in their capacities as directors or officers.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to the Registrant’s directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. Please read “Item 9. Undertakings” for more information on the SEC’s position regarding such indemnification provisions.

Item 7. Exemption from Registration Claimed.

Not applicable.

Item 8. Exhibit.

See Exhibit Index, which is incorporated herein by reference.

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Item 9. Undertakings.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price, set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of 314 securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

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(5) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933 the registrant has duly caused this Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Duarte, of the State of California, on this 16th day of November 2021.

IPOWER INC.

By:	/s/ Chenlong Tan
Chenlong Tan
Chief Executive Officer
(Principal Executive Officer)

SIGNATURES AND POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Chenlong Tan	Chief Executive Officer and Chairman of the Board	November 16, 2021
Chenlong Tan	(Principal Executive Officer)

/s/ Kevin Vassily	Chief Financial Officer	November 16, 2021
Kevin Vassily	(Principal Financial and Accounting Officer)

/s/ Bennet Tchaikovsky	Director	November 16, 2021
Bennet Tchaikovsky

/s/ Danilo Cacciamatta	Director	November 16, 2021
Danilo Cacciamatta

/s/ Kevin Liles	Director	November 16, 2021
Kevin Liles

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Exhibits

Exhibit No.	Description of Exhibit
3.2	Sixth Amended and Restated Articles of Incorporation of iPower Inc. (incorporated by reference to Exhibit 3.3 to the Registration Statement on Form S-1 (File No. 333-252629) filed on May 7, 2021).

3.2	Amended and Restated Bylaws (incorporated by reference to Exhibit 3.4 to the Registration Statement on Form S-1 (File No. 333-252629) filed on May 6, 2021).

5.1	Legal Opinion of Michelman & Robinson LLP*

10.1	Amended and Restated iPower Inc. 2020 Equity Incentive Plan (incorporated by reference to Exhibit 10.1 to Amendment No. 3 to the Registration Statement on Form S-1 filed May 5, 2021).

23.1	Consent of UHY LLP*

23.2	Consent of Michelman & Robinson LLP (included in Exhibit 5.1)*

24.1	Powers of Attorney (included on signature page)

*Filed herewith.

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